UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 2, 2006 Date of Report (Date of earliest event reported)

MIGAMI, INC.
(formerly KLEENAIR SYSTEMS, INC.)
(Exact Name of Registrant as specified in Charter)

Commission File No. 033-03362

Nevada	87-0431043
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(State of Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

27121 Aliso Creek Road, Suite 120,
Aliso Viejo, California	92656
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(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (949) 831-1045

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OF BYLAWS; CHANGE IN FISCAL YEAR.

Effective February 3, 2006, Registrant’s name was changed from Kleenair Systems, Inc., to Migami, Inc. Simultaneously, the number of authorized shares was increased from 100,000,000 to 200,000,000.

Item 8.01. OTHER EVENTS.

Effective March 2, 2006, the Company underwent a five (5) share into one (1) share reverse split of its issued and outstanding shares. Fractional shares were rounded up if the fractional share was greater than .51 shares and were rounded down if the fractional share was less.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Amendment to Articles of Incorporation filed February 3, 2006.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2006	/s/ Lionel Simons
Lionel Simons, President

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